Exhibit 99.1

Investors Contact: Don McCauley Chief Financial Officer Qualys, Inc. +1 (650) 801-6181 dmccauley@qualys.com	Media Contact: John Christiansen/David Isaacs Sard Verbinnen & Co +1 (415) 618-8750 jchristiansen@sardverb.com/disaacs@sardverb.com

QUALYS ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

Revenue Growth of 23% Year-Over-Year

GAAP EPS $0.09, Non-GAAP EPS $0.16

REDWOOD CITY, CA – August 3, 2015 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud security and compliance solutions, today announced financial results for the second quarter ended June 30, 2015. For the quarter, the Company reported record revenues of $39.9 million, GAAP net income of $3.3 million, non-GAAP net income of $6.2 million, adjusted EBITDA of $13.1 million, GAAP earnings per diluted share of $0.09 and non-GAAP earnings per diluted share of $0.16.

Philippe Courtot, Chairman, President and Chief Executive Officer of Qualys, said, “We had an excellent second quarter and delivered on all aspects of our business, including the launch of our groundbreaking Cloud Agent Platform for continuous asset inventory, security and compliance. This new offering represents a tremendous opportunity for Qualys, as it allows us to expand our footprint within the enterprise and deliver a state-of-the-art solution to secure IT assets on premise, in elastic cloud environments or on mobile endpoints. In addition, we continue to see strong demand for all of our services, including Vulnerability Management, Policy Compliance and Web Application Scanning, due to the increased threat landscape. Our customers are benefitting from the scalability and extensibility of our cloud platform, as well as from our consistent delivery of innovative technology that extends the value of the platform and enhances our customers’ security.”

Second Quarter 2015 Financial Highlights

Revenues: Revenues for the second quarter of 2015 increased by 23% to $39.9 million compared to $32.3 million for the same quarter in 2014. Revenue growth was driven by a combination of sales of subscriptions to new customers, as well as subscription renewals and upsells of additional subscriptions to existing customers.

Deferred Revenues: Current deferred revenues increased by 22% to $87.4 million at June 30, 2015 compared to $71.9 million at June 30, 2014. Total deferred revenues increased by 20% to $97.1 million at June 30, 2015 compared to $80.6 million at June 30, 2014.

Gross Profit: GAAP gross profit for the second quarter of 2015 increased by 26% to $31.7 million compared to $25.1 million for the same quarter in 2014. GAAP gross margin percentage was 79% for the second quarter of 2015 compared to 78% in the prior year’s second quarter. Non-GAAP gross profit increased by 27% to $32.1 million compared to $25.3 million in the same quarter in 2014. Non-GAAP gross margin percentage was 80% for the second quarter of 2015 compared to 78% in the same quarter in 2014.

Operating Income: GAAP operating income for the second quarter of 2015 was $5.3 million compared to $1.8 million in the same quarter in 2014. Non-GAAP operating income for the second quarter of 2015 was $9.7 million compared to $4.3 million in the same quarter in 2014.

Net Income: GAAP net income for the second quarter of 2015 was $3.3 million, or $0.09 per diluted share, compared to $1.7 million, or $0.04 per diluted share, for the same quarter in 2014. Non-GAAP net income for the second quarter of 2015 was $6.2 million, or $0.16 per diluted share, compared to non-GAAP net income of $4.1 million, or $0.11 per diluted share, for the same quarter in 2014.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2015 increased by 81% to $13.1 million compared to $7.2 million for the same quarter in 2014. As a percentage of revenues, adjusted EBITDA increased to 33% for the second quarter of 2015 compared to 22% for the same quarter in 2014.

Cash Flows: The Company generated $25.6 million in net cash from operations in the first six months of 2015 compared to $15.2 million in the same period last year. The Company generated $15.0 million in free cash flow (a non-GAAP financial measure) in the first six months of 2015 compared to $8.7 million in the first six months of 2014. Qualys defines free cash flows as cash provided by operating activities less purchases of property and equipment and capitalized software development costs.

Second Quarter 2015 Business Highlights

Customers:

•	New customers included: AbbVie, Advanced Micro Devices, British American Tobacco, EADS Cassidian CyberSecurity, Holland America Line, LifePoint Hospitals, The National Football League, Prudential Financial, Reed Elsevier Technology Services, Saudi Telecom Company, Thomas Cook Group, Tractor Supply Company and VeriFone Systems.

New Services:

•	Launched Qualys Cloud Agent Platform (CAP), which provides customers with the ability to secure IT assets on a continuous basis regardless of where they reside – inside the enterprise, in the cloud or mobile endpoints. This new offering, which has seen significant interest from customers, allows Qualys to expand both its Vulnerability Management and Policy Compliance offerings, making them more real-time and continuous. Further, it enables Qualys to expand the platform to deliver new functionalities to customers such as File Integrity Monitoring (FIM) and Indication of Compromise (IOC). CAP is already available for Microsoft platforms and will be available on Mac and Linux in August 2015.

•	Expanded Continuous Monitoring solution from the perimeter to internal IT assets. Qualys has seen significant customer interest as the combined offering with CAP allows users to generate real-time alerts for all critical threats on a continuous basis. This expansion presents major benefits to customers by allowing for even quicker responses to threats before they turn into breaches.

•	Released Qualys SCAP Auditor 1.2 to help federal agencies automate vulnerability management and policy compliance processes to demonstrate compliance with FISMA and USGCB regulations.

•	Expanded Qualys Scanner Virtual Images to support elastic cloud environments for Amazon EC2, Microsoft Azure and Google Compute Engine. This allows customers to natively scan cloud environments and track their security and compliance posture through the Qualys Cloud Platform.

Strategic Alliances and Partnerships:

•	Signed agreement with AT&T Managed Security Services (MSS) to deliver Qualys security and compliance solutions integrated with ATT MSS offerings.

•	Expanded MSS partnership with Solutionary, an NTT Group Security Company, to integrate and deliver Qualys security and compliance offerings through their MSS practice.

•	Completed integration with Forescout, helping organizations deliver real-time assessment and mitigation against cyber threats.

Industry Recognition:

•	Received the Industry Leadership Award from the Cloud Security Alliance (CSA) for continued industry innovations and support as a Founding Member of the Cloud Security Alliance.

•	Won Best Regulatory Compliance solution for SC Awards US 2015 and Best Vulnerability Management solution in the 3rd Annual 2015 Cyber Defense Magazine Awards.

Financial Performance Outlook

Third Quarter 2015 Guidance: Management expects revenues to be in the range of $42.0 million to $42.5 million. At the midpoint, this represents 23% growth over third quarter 2014 revenues. GAAP net income per diluted share is expected to be in the range of $0.04 to $0.06, which assumes an effective income tax rate of 38%, and non-GAAP net income per diluted share is expected to be in the range of $0.12 to $0.14, which assumes an effective non-GAAP income tax rate of 36%. Third quarter 2015 EPS estimates are based on approximately 38.9 million weighted average diluted shares outstanding for the quarter.

Full Year 2015 Guidance: Full year 2015 guidance remains unchanged with management expecting revenues to be in the range of $165.0 million to $166.5 million. At the midpoint, this represents 24% growth over 2014 revenues. Management reiterates its expectations for both GAAP and non-GAAP EPS estimates. GAAP net income per diluted share is expected to be in the range of $0.22 to $0.27, which assumes an effective income tax rate of 38%, and non-GAAP net income per diluted share is expected to be in the range of $0.50 to $0.55, which assumes an effective non-GAAP income tax rate of 36%. Full year 2015 EPS estimates are based on approximately 38.6 million weighted average diluted shares outstanding for the full year.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter 2015 financial results today at 1:30 p.m. PDT (4:30 p.m. EDT). To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID #73426314. The live webcast of Qualys’ earnings conference call can also be accessed at investor.qualys.com. A replay of the conference call will be available through the same webcast link following the end of the call.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud security and compliance solutions with over 7,700 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Dell SecureWorks, Fujitsu, HCL Comnet, Infosys, Optiv, NTT, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA) For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the growth of our business, including renewals, adoption of our existing solutions and our new offerings to both existing and new customers; our ability to effectively manage our costs; trends related to the diversification of our revenue base; the expansion of our partnerships and the related benefits of such partnerships; the threat environment in which we operate and any changes thereto; the capabilities of our platform; our strategy, the scalability of our strategy, and ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2015, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the third quarter and full year 2015. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and

general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Securities and Exchange Commission on May 7, 2015. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors non-GAAP measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA and free cash flow.

Qualys also monitors operating measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA. Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys monitors free cash flow as a liquidity measure to provide useful information to management and investors about the amount of cash generated by the Company that, after the acquisition of property and equipment and capitalized software development costs, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening the balance sheet. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and free cash flow provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Beginning in 2015, due to the recognition of deferred tax assets in 2014 and in order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share for 2015 include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes the non-GAAP effective tax rate, which is 36% in 2015, is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis, however, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues	$39,877	$32,302	$77,370	$62,658
Cost of revenues (1)	8,157	7,175	16,121	14,021

Gross profit	31,720	25,127	61,249	48,637
Operating expenses:
Research and development (1)	7,205	6,411	14,355	12,815
Sales and marketing (1)	12,776	11,845	24,219	24,337
General and administrative (1)	6,427	5,081	12,443	9,956

Total operating expenses	26,408	23,337	51,017	47,108

Income from operations	5,312	1,790	10,232	1,529
Other income (expense), net:
Interest expense	(4)	(3)	(4)	(7)
Interest income	132	130	233	238
Other income (expense), net	—	(86)	(178)	(178)

Total other income (expense), net	128	41	51	53

Income before income taxes	5,440	1,831	10,283	1,582
Provision for income taxes	2,124	174	3,965	356

Net income	$3,316	$1,657	$6,318	$1,226

Net income per share:
Basic	$0.10	$0.05	$0.19	$0.04

Diluted	$0.09	$0.04	$0.16	$0.03

Weighted average shares used in computing net income per share:
Basic	34,003	32,818	33,889	32,668

Diluted	38,475	36,839	38,363	36,966

(1) Includes stock-based compensation as follows:

Cost of revenues	$344	$158	$672	$307
Research and development	1,138	517	2,290	952
Sales and marketing	980	718	1,791	1,291
General and administrative	1,920	1,087	3,504	2,056

Total stock-based compensation	$4,382	$2,480	$8,257	$4,606

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income	$3,316	$1,657	$6,318	$1,226
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of zero tax	(8)	27	16	39
Less: reclassification adjustment for net realized gain included in net income	—	(7)	1	(7)

Net change, net of zero tax	(8)	20	17	32

Other comprehensive income (loss), net	(8)	20	17	32

Comprehensive income	$3,308	$1,677	$6,335	$1,258

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$84,058	$76,504
Short-term investments	74,052	50,714
Accounts receivable, net	34,552	32,993
Deferred tax assets, current	5,540	8,520
Prepaid expenses and other current assets	7,311	6,528

Total current assets	205,513	175,259
Long-term investments	29,031	39,448
Property and equipment, net	29,238	26,618
Deferred tax assets, net	14,035	14,119
Intangible assets, net	1,805	2,001
Goodwill	317	317
Other noncurrent assets	2,106	2,262

Total assets	$282,045	$260,024

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,042	$5,661
Accrued liabilities	10,598	10,353
Deferred revenues, current	87,411	81,147

Total current liabilities	99,051	97,161
Deferred revenues, noncurrent	9,711	10,064
Other noncurrent liabilities	1,115	972

Total liabilities	109,877	108,197
Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	209,139	195,133
Accumulated other comprehensive income	27	10
Accumulated deficit	(37,032)	(43,350)

Total stockholders’ equity	172,168	151,827

Total liabilities and stockholders’ equity	$282,045	$260,024

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income	$6,318	$1,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,586	5,782
Bad debt expense	333	153
Loss on disposal of property and equipment	4	1
Stock-based compensation	8,257	4,606
Amortization of premiums and accretion of discounts on investments	324	325
Excess tax benefits from stock-based compensation	(191)	(54)
Deferred income taxes	3,064	(19)
Changes in operating assets and liabilities:
Accounts receivable	(1,892)	367
Prepaid expenses and other assets	(534)	(772)
Accounts payable	(4,619)	(195)
Accrued liabilities	1,846	(558)
Deferred revenues	5,911	4,240
Other noncurrent liabilities	143	92

Net cash provided by operating activities	25,550	15,194

Cash flows from investing activities:
Purchases of investments	(61,442)	(76,907)
Sales and maturities of investments	48,214	64,960
Purchases of property and equipment	(10,407)	(6,524)
Capitalized software development costs	(99)	—

Net cash used in investing activities	(23,734)	(18,471)

Cash flows from financing activities:
Proceeds from exercise of stock options	5,547	3,053
Excess tax benefits from stock-based compensation	191	54
Principal payments under capital lease obligations	—	(536)

Net cash provided by financing activities	5,738	2,571

Effect of exchange rate changes on cash and cash equivalents	—	9

Net increase (decrease) in cash and cash equivalents	7,554	(697)
Cash and cash equivalents at beginning of period	76,504	42,369

Cash and cash equivalents at end of period	$84,058	$41,672

Non-cash investing and financing activities:
Vesting of early exercised common stock options	$11	$35

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income	$3,316	$1,657	$6,318	$1,226
Depreciation and amortization of property and equipment	3,306	2,879	6,390	5,586
Amortization of intangible assets	98	98	196	196
Interest expense	4	3	4	7
Provision for income taxes	2,124	174	3,965	356

EBITDA	8,848	4,811	16,873	7,371
Stock-based compensation	4,382	2,480	8,257	4,606
Other (income) expense, net	(132)	(44)	(55)	(60)

Adjusted EBITDA	$13,098	$7,247	$25,075	$11,917

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
GAAP gross profit	$31,720	$25,127	$61,249	$48,637
Plus: Stock-based compensation	344	158	672	307

Non-GAAP gross profit	$32,064	$25,285	$61,921	$48,944

GAAP income from operations	$5,312	$1,790	$10,232	$1,529
Plus: Stock-based compensation	4,382	2,480	8,257	4,606

Non-GAAP income from operations	$9,694	$4,270	$18,489	$6,135

GAAP net income	$3,316	$1,657	$6,318	$1,226
Plus: Stock-based compensation	4,382	2,480	8,257	4,606
Less: Tax adjustment	(1,452)	—	(2,784)	—

Non-GAAP net income	$6,246	$4,137	$11,791	$5,832

Non-GAAP net income per share:
Basic	$0.18	$0.13	$0.35	$0.18

Diluted	$0.16	$0.11	$0.31	$0.16

Weighted average shares used in computing non-GAAP net income per share:
Basic	34,003	32,818	33,889	32,668

Diluted	38,475	36,839	38,363	36,966

Qualys, Inc.

RECONCILIATON OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2015	2014
GAAP cash flows provided by operating activities	$25,550	$15,194
Less:
Purchases of property and equipment	(10,407)	(6,524)
Capitalized software development costs	(99)	—

Non-GAAP free cash flows	$15,044	$8,670